[LETTERHEAD OF SHEARMAN & STERLING]



                                                                January 28, 2000




PanAmSat Corporation
One Pickwick Plaza
Greenwich, Connecticut  06830

Ladies and Gentlemen:

         We have acted as counsel to PanAmSat Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company on January 28, 2000 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 71,250 shares (the "Shares") of common stock, par value $.01 per share, of the Company, to be issued from time to time pursuant to the Non-Qualified Stock Option Agreement between the Company and Lourdes Saralegui (the "Agreement").

         In connection with the foregoing, we have examined the Registration Statement and we have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals and the conformity with the originals of all documents submitted to us as copies. In rendering the opinion expressed below, we have relied as to certain matters on information obtained from officers of the Company and public officials.

         Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares to which the Registration Statement relates have been duly authorized by the Company and, (a) when issued and delivered in accordance with the terms of the Agreement and (b) paid for in full in accordance with the terms of the Agreement, the Shares, will be validly issued, fully paid and non-assessable.

         Our opinion expressed above is limited to the General Corporation Law of the State of Delaware and the federal law of the United States and we do not express any opinion herein concerning any other law.


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         This opinion is intended solely for your benefit in connection with the filing of the Registration Statement and the transactions contemplated thereby. This opinion is being delivered in connection with the Registration Statement and is not to be used for any other purpose without our prior authorization.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ SHEARMAN & STERLING
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                                              SHEARMAN & STERLING